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                                                                     EXHIBIT 3.3

                                     BYLAWS

                                       OF

                           MUSLIM MEDIA NETWORK, INC.

                                    ARTICLE I

                                  Stockholders

            SECTION 1 - Annual Meeting. The annual meeting of the stockholders shall be held each year on the first Tuesday in March, or on any date during the month of March which shall be designated by the Board of Directors, and such meeting shall be held at the principal office of the corporation or at such other place as the Board of Directors shall designate. If the annual meeting is not held on the date designated therefor, the Board of Directors shall cause the meeting to be held as soon thereafter as convenient.

            SECTION 2 - Special Meetings. Special meetings of the stockholders shall be held at such place as may be designated by the Board of Directors, and may be called by the President or by a majority of the Board of Directors.

            SECTION 3 - Notice of Meetings. Not less than ten (10) days nor more than sixty (60) days before the date of every stockholders' meeting, the Secretary shall give to each stockholder entitled to vote at such meeting, written or printed notice stating the time, place and purpose or purposes of such meeting; provided, that no notice of adjourned meetings need be given. Notice may be given by mail and shall be deemed to be given when deposited in the United States mail addressed to the stockholder at the post office address as it appears on the records of the corporation, with postage thereon prepaid. Notice need not be given to any stockholder entitled to vote at a meeting if such stockholder is either present, in person or by proxy, or has waived notice of the time, place, and purpose of such meeting in writing.

            SECTION 4 - Voting List. The Secretary shall make and certify a complete list, arranged in alphabetical order, of the stockholders entitled to vote at each stockholders' meeting or any adjournment thereof. The list shall contain the address of, and number of shares held by, each stockholder, and shall be available for inspection by any stockholder during the whole time of the meeting.

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            SECTION 5 - Quorum and Consent. The holders of record of a majority of the issued and outstanding shares of stock of the corporation entitled to vote, present in person or by proxy, shall, except as otherwise provided by law or by the Articles of Incorporation of the corporation as from time to time amended, constitute a quorum at all meetings of the stockholders. Whether or not a quorum is present, the holders of a majority of such shares so present or represented may adjourn the meeting from time to time to a further date without further notice other than the announcement at such meeting. Any action required to be taken, or any action which may be taken, at a meeting of the stockholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all the stockholders entitled to vote with respect to the subject matter thereof.

            SECTION 6 - Conduct of Meetings. Meetings of the stockholders shall be presided over by the Chairman of the Board, or if there is no such officer, or if he is not present, by the President; or if he is not present, by a Vice President; or if none of the Vice Presidents are present, a chairman to be chosen at the meeting. The Secretary or an Assistant Secretary of the corporation, or in their absence, a person chosen at the meeting, shall act as Secretary of the meeting.

            SECTION 7 - Inspectors of Election. The Board of Directors may appoint, in advance of a stockholders' meeting, one or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not so appointed, the Chairman of the meeting may, and on request of a stockholder entitled to vote thereat shall, appoint one or more inspectors. In case a person appointed fails to appear or act, the vacancy may be filled by appointment made by the Board in advance of the meeting or by the Chairman at the meeting. The inspector shall decide upon the qualification of voters, count and tabulate the votes, and do such other acts as are proper to conduct the election or vote with fairness to all stockholders. Upon the request of the Chairman of the meeting or a stockholder entitled to vote thereat, the inspector shall make and execute a written report to the Chairman of the meeting of any facts found by them and matters deemed by them. The report shall be prima facie evidence of the facts stated and of the vote as certified by the inspectors.

                                   ARTICLE II

                               Board of Directors

            SECTION 1 - Number and Term of Office. The business and affairs of the corporation shall be managed by the Board of Directors. The Board of Directors shall consist of one member, except that the number of directors may be increased by the Board of Directors by resolution to eight. Until the number of directors is increased to eight, the directors shall be elected at the annual meeting of the stockholders, and shall continue in office until the next annual meeting or until their successors have been

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elected and qualified. When the number of directors is increased to eight, then the directors shall be divided into three classes known as the Class (1), Class
(2), and Class (3) directors. Class (2) and Class (3) will consist of three directors. Class (1) will consist of two directors. The term of office of the Class (1) directors shall expire at the annual meeting next ensuing. The term of office of the Class (2) directors shall expire one year thereafter. The term of office of the Class (3) directors shall expire two years thereafter. At each succeeding annual election, the directors elected shall be chosen for a full term of three years to succeed those whose terms expire. A director need not be a stockholder. In case of any increase in the number of directors, the additional directorships so created may be filled in the first instance in the same manner as a vacancy in the Board of Directors.

            SECTION 2 - Vacancies and Removal. Any vacancy occurring in the Board of Directors for any cause, other than by reason of an increase in the number of directors, may be filled by a majority of the remaining members of the Board of Directors, although such majority is less than a quorum. Any vacancy occurring by reason of an increase in the number of directors may be filled by action of a majority of the Board of Directors. A director elected by the Board to fill a vacancy shall be elected to hold office until the next election of directors by the stockholders. At any meeting of the stockholders, duly called and at which a quorum is present, the stockholders may, by the affirmative vote of the holders of a majority of the votes entitled to be cast thereon, remove any director or directors from office and may elect a successor or successors to fill any resulting vacancies for the unexpired terms of removed directors.

            SECTION 3 - Meetings. Meetings of the Board of Directors, regular or special, may be held on such dates, at such times and at such places as the Board of Directors may from time to time determine. Special meetings may be called by the Chairman of the Board or by the President or by one-third of the directors. A member of the Board may participate in a meeting by means of a conference, telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

            SECTION 4 - Notice of Meetings. Notice of regular meetings of the Board of Directors is not required. The President shall give notice to each director of the date, time, and place of each meeting, orally or in writing. Written notice shall be given by mailing the same to the director's place of business or residence at least three (3) days before the meeting. Oral notice shall be given at least one (1) day before the meeting. Notice may be waived by any director through his presence at the meeting or by written waiver filed with the records of the meeting either before or after the holding thereof.

            SECTION 5 - Written Action in Lieu of Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if a written consent to such action is signed by

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all members of the Board or of such committee, as the case may be, and such written action is filed with the minutes of proceedings of the Board or committee.

            SECTION 6 - Quorum. A majority of the members of the entire Board of Directors shall constitute a quorum for the transaction of business, and, except as provided by law, a vote for the majority of the directors present at the meeting at which a quorum is present shall be the act of the Board. In the absence of a quorum, the directors present may adjourn the meeting, without notice, until a quorum shall be obtained.

            SECTION 7 - Presumption of Assent. A director who is present at a meeting at which any action on any corporate matter is taken shall be presumed to have assented to the action taken, unless he announces his dissent at the meeting and either such dissent is entered in the minutes of the meeting, or he files his written dissent to such action with the Secretary of the meeting before the adjournment thereof, or he forwards such written dissent within twenty-four (24) hours after the adjournment of the meeting, by registered mail, to the Secretary of the meeting or of the corporation. Such right to file or forward such written dissent shall not apply to a director who voted in favor of such action or who failed to make his dissent known at the meeting.

            SECTION 8 - Compensation. The directors shall receive such reasonable compensation for their services as directors, and as members of any committee appointed by the Board of Directors, as may be prescribed by resolution of the Board of Directors, and shall be reimbursed by the corporation for ordinary and reasonable expenses incurred in the performance of their duties.

                                   ARTICLE III

                                   Committees

            SECTION 1 - Executive Committee. The Board of Directors may appoint an Executive Committee of one or more of its members which shall meet at intervals between meetings of the Board of Directors and shall have and may exercise, in such manner as it shall deem to be in the best interests of the corporation, all of the powers of the Board of Directors in the management of the business and affairs of the corporation, except the power to declare dividends or to issue stock or except as otherwise provided by law. The Executive Committee shall not take any action as to the conduct of the corporation's affairs which is inconsistent with any specific directions of the Board of Directors.

            SECTION 2 - Other Committees. The Board of Directors may also appoint from among its own members such other committees as the Board may determine

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to be desirable. Any such committee shall consist of at least one (1) director and shall have such powers and duties as shall from time to time be prescribed by the Board.

            SECTION 3 - Removal of Committee Members. Members of the Executive Committee, or any other committee appointed by the Board of Directors, shall hold office at the pleasure of the Board, and the Board may at any time remove any member of any such committee and appoint another director in the place of the member so removed.

            SECTION 4 - Rules and Procedures. Subject to any rules and procedures established by the Board of Directors, each committee may establish its own rules and procedures and shall meet at such times and places as may be provided by such rules and procedures. The presence of a majority of its members shall constitute a quorum of any committee, and all questions shall be decided by a majority vote of the members present at any such meeting. In case of the absence or disqualification of a member of a committee, the members thereof present at a meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board of Directors to act in place of such absence or disqualified member.

                                   ARTICLE IV

                                    Officers

            SECTION 1 - Election or Appointment. The Board of Directors as soon as practicable after the annual election of the directors in each year shall elect a President, Secretary, and a Treasurer of the corporation; and may from time to time elect a Chairman of the Board, one (1) or more Vice Presidents, and one (1) or more Assistant Secretaries and Assistant Treasurers. Two (2) or more offices may be held by the same person. The Board may also appoint such other officers and agents as they may deem necessary for the transaction of business of the corporation.

            SECTION 2 - Term of Office. The term of office of all officers shall be one (1) year or until their respective successors are chosen but any officer may be removed from office at any meeting of the Board of Directors by the affirmative vote of a majority of the directors then in office, whenever in their judgment the business interests of the corporation will be served thereby. The Board of Directors shall have the power to fill any vacancies in any offices occurring for whatever reason.

            SECTION 3 - Powers and Duties. The officers of the corporation shall respectively have such powers and perform such duties in the management of the property and affairs of the corporation, subject to the control of the directors, as generally pertain to their respective offices, as well as such additional powers and duties as may from time to time be conferred by the Board of Directors.

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            SECTION 4 - General Powers as to Negotiable Papers. The Board of
Directors may, from time to time, prescribe the manner of making, signature, or endorsement of bills of exchange, notes, drafts, checks, acceptances, obligations, and other negotiable paper or other instruments for the payment of money and designate the officer or officers, agent or agents, who shall, from time to time, be authorized to make, sign, or endorse the same on behalf of the corporation.

                                    ARTICLE V

                    Indemnification of Officers and Directors

            (a) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. the indemnification shall be against expenses (including attorney fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with the manner he reasonably believed to be in or not opposed to the best interests of the corporation or its stockholders, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation or its stockholders, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

            (b) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise. The indemnification shall be against expenses (including attorney fees) actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation or its stockholders; except that no indemnification shall be made in respect to any claim, issue, or matter as to which the person has been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation, unless and only to the extent that the court in which the action or suit was brought, or a court of equity in the county in which the corporation has its principal office, determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the

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person is fairly and reasonably entitled to indemnity for the expenses which the court shall deem proper.

            (c) To the extent that a director or officer of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Subsection (a) or (b), or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorney fees) actually and reasonably incurred by him in connection therewith.

            (d) Any indemnification under Subsection (a) or (b) (unless ordered by a court or based upon a successful defense) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct as set forth in Subsection
(a) or (b). The determination shall be made (1) by the Board of Directors, by a majority vote of a quorum consisting of directors who were not parties in the action, suit or proceeding, or (2) if a quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders of the corporation.

            (e) Expenses (including attorney fees) incurred in defending a civil or criminal action, suit, or proceeding may be paid by the corporation in advance of the final disposition thereof is authorized in the specific case, by a preliminary determination following one of the procedures set forth in the second sentence of Subsection (d) that there is a reasonable basis for a belief that the director or officer met the applicable standard of conduct set forth in Subsection (a) or (b), and upon receipt of an undertaking by or on behalf of the director or officer reasonably assuring that such amount will be repaid unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this Section.

            (f) The indemnification provided by this Section shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any statute, bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding the office, and shall continue as to a person who has ceased to be a director or officer, and inure to the benefit of the heirs, executors, and administrators of such person.

            (g) The corporation, when authorized by the Board of Directors, may purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against the liability under the provisions of this Section.

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            (h) The corporation's indemnity of any such person shall be reduced by any amount he may collect under any policy of insurance purchased and maintained on his behalf of the corporation pursuant to Subsection (g). The corporation's indemnity of any person who is or was serving at its request as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, or other enterprise.

            (i) The corporation may also, as provided by law, indemnify, or purchase and maintain insurance for, any person who is or was an employee or agent of the corporation, or is or was serving at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust, or other enterprise.

                                   ARTICLE VI

                           Capital Stock - Fiscal Year

            SECTION 1 - Certificates for Shares. The certificates for shares of the capital stock of the corporation shall be in such form as the Board of Directors may from time to time prescribe. Each certificate shall be signed by the Chairman of the Board, or the President or a Vice President, and countersigned by the Secretary, or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, and may be sealed with the corporate sale. The signatures may be either manual or facsimile signature, and the seal may be either facsimile or any other form of seal. In case any officer who has signed any certificate ceases to be an officer of the corporation before the certificate is issued, the certificate may nevertheless be issued by the corporation with the same effect as if the officer had not ceased to be such officer as of the date of its issue.

            SECTION 2 - Transfer Agents and Registrars. The Board of Directors shall have the power to appoint one or more Transfer Agents and Registrars for the transfer and registration of shares of capital stock of the corporation and may require that stock certificates be countersigned and registered by one or more of such Transfer Agents or Registrars.

            SECTION 3 - Transfer of Shares. Shares of capital stock of the corporation shall be transferred on the books of the corporation only by the holder of record thereof in person or by his attorney duly authorized in writing, upon surrender and cancellation of certificates for a like number of shares.

            SECTION 4 - Lost Certificates. The Board of Directors may determine the conditions upon which a new certificate of stock may be issued in place of a certificate which is alleged to have been lost, stolen, or destroyed. The Board may, in its discretion, require the owner of such certificate or his legal representative to give bond, with sufficient surety, to the corporation to indemnify it against loss or claim which may arise by reason of the issuance of the new certificate.

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            SECTION 5 - Fiscal Year. The fiscal year of the corporation shall begin on the first day of January in each year.

                                   ARTICLE VII

                                  Miscellaneous

            SECTION 1 - Stock Ledgers. The corporation shall keep at its registered office, or at the office of its transfer agent within or without the state, a record containing the names and addresses of all stockholders, the number, class and series of shares held by each, and the dates when they respectively became the holders thereof. A person who is a stockholder of record of the corporation, upon at least ten (10) days written demand, may examine the stock ledger for any proper purpose in person or by agent or attorney, during usual business hours, and may make extracts therefrom.

            SECTION 2 - Record Date. The Board of Directors may fix, in advance, a date as the record date for the purpose of determining stockholders entitled to notice of, or to vote at, any meeting of stockholders, or stockholders entitled to receive payment of any dividend or the allotment of any rights, or in order to make a determination of stockholders for any other proper purpose. Such date shall not be more than sixty (60) days, and in the case of a meeting of stockholders, not less than ten (10) days, prior to the date on which the particular action requiring such determination of stockholders is to be taken.

            SECTION 3 - Amendments. The stockholders and/or the Board of Directors shall have the full power to make, alter, and repeal the Bylaws and any amendments thereto.

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